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                                                                   EXHIBIT 10.11

FIRST AMENDMENT TO
EMPLOYMENT AND
STOCK OWNERSHIP AGREEMENT
                                                        UNITED STATES OF AMERICA
BY AND BETWEEN
                                                        STATE OF LOUISIANA
ENERGY PARTNERS, LTD.
                                                        PARISH OF ORLEANS
AND

RICHARD A. BACHMANN




               THIS FIRST AMENDMENT TO EMPLOYMENT AND STOCK AGREEMENT (this "Agreement"), is entered into in New Orleans, Louisiana on this 17th day of November, 1999, by and between Richard A. Bachmann, an individual of the full age of majority domiciled in the Parish of Orleans, State of Louisiana (hereinafter called "Employee") and Energy Partners, Ltd., a corporation organized and existing under the laws of the State of Delaware (hereinafter called "Company"), represented herein by its duly authorized President, Richard
A. Bachmann.

               WHEREAS, Employee and the Company entered into that certain Employment and Stock Ownership Agreement dated June 5, 1998 (the "Employment Agreement");

               WHEREAS, concurrent with the execution hereof, Employee is entering into a Stockholder Agreement dated November 17, 1999, by and among the Company, Employee and the other shareholders of the Company named therein (the "Stockholder Agreement");

               NOW, THEREFORE, the parties agree as follows:

               1. The first sentence of Section 1.1 of the Employment Agreement is deleted in its entirety and replaced with the following:


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         "In consideration for the compensation set forth in Subparagraph 1.2,
         Employee shall be employed as the Company's President and Chief Executive Officer until November 17, 2003 (the "Term").

               2. The following is inserted as the third sentence of Section 1.5 of the Employment Agreement:

         "During the Term and the two-year period specified in the preceding sentence, Employee will not (a) solicit or induce any person who is or was employed by the Company to discontinue his or her employment with the Company, or directly or indirectly employ or offer employment to any such person, or (b) cause or attempt to cause any third party then under contract with the Company to modify its business relationship with the Company in any manner adverse to the Company."

               3. Section 2.2 of the Employment Agreement is deleted in its entirety and replaced with the following:

         "2.2 Transfer of Shares. No Shares may be sold, assigned, pledged, transferred or otherwise alienated (each, "Transferred") except in accordance with and pursuant to the terms and conditions of this Agreement and that certain Stockholder Agreement dated November 17, 1999, by and between the Company, Employee, and others identified therein (the "Stockholder Agreement"). Additionally, as a condition precedent to any Transfer, the transferee must validly execute the Stockholder Agreement. The Shares may be pledged, as provided in the Stockholder Agreement, provided that any lender's recourse for liquidation on debt repayment shall be limited to selling the pledged Shares under the same terms and conditions as though it was an Employee. The Lender shall agree to the foregoing provisions as terms of the pledge."


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               4. In Section 2.5 of the Employment Agreement, the words "as amended" are inserted after "1998".

               5. The following is inserted after Section 2.7:

         "2.7A Shareholder Rights Upon Termination Without Cause. Notwithstanding anything in the Stockholder Agreement to the contrary, in the event the Company terminates the Employee's employment without Cause before the Measurement Date, the percentage set forth opposite the Employee's name on Exhibit H to the Stockholder Agreement shall be multiplied by a fraction, the numerator of which is the number of days elapsed from November 17, 1999 to the date of termination, and the denominator of which is the number of days elapsed from November 17, 1999 to December 31, 2001. Any released Escrow Shares which Employee would have been entitled to receive but for the effect of the preceding sentence shall be allocated among the remaining Management Shareholders as decided by the Board with the consent of the Evercore Approval Director."

               6. Section 2.12 is deleted in its entirety and replaced with the following:

         "As more fully described in Section 2.2 of the Stockholder Agreement, any right or option to purchase the Shares shall first be exercisable by the Evercore Entities (as defined in the Stockholder Agreement), and the other Management Shareholders (as defined in the Stockholder Agreement) shall have the right to purchase all Shares not purchased by the Evercore Entities."

               7. Sections 2.13, 2.14 and 2.15 of the Employment Agreement are deleted in their entirety.


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               8. The following is inserted after Section 2.12 of the Employment
Agreement:

         "2.13 Put; Call. Employee shall have the right to give a written notice ("Notice") to the Evercore Entities no more than 60 days before but at least 30 days before each of the November 17, 1999, November 17, 2000, November 17, 2001, and November 17, 2002 and (each, a "Sale Date") that Employee desires to sell to the Evercore Entities up to 56.2 of the Shares at a price of $9,747.79 per share (the "Price") on the applicable Sale Date. If Employee gives a Notice to Evercore within the 60/30 day period specified above, on the applicable Sale Date Evercore will purchase the number of Shares specified in such Notice for the Price. In the event Employee does not give a Notice at least 30 days before a Sale Date, or gives a Notice specifying that Employee desires to sell fewer than 56.2 of the Shares, Evercore shall have the right to give a written notice (the "Evercore Notice") to Employee at least 15 days before such Sale Date that Evercore desires to purchase from Employee up to 56.2 of the Shares (if no Notice was given) or
                  56.2 of the Shares less the number of Shares specified in the Notice (if a Notice was given). If Evercore gives an Evercore Notice at least 15 days before the applicable Sale Date, on such Sale Date Employee will sell the number of Shares specified in such Evercore notice for the Price. The respective rights of Employee and Evercore under this Section
                  2.13 are not cumulative, and no more than 56.2 of the Shares may be sold and/or purchased on any Sale Date. The agreements set forth in this Section 2.13 shall terminate upon consummation of a Qualifying Public Offering."


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               9. Section 3.1 of the Employment Agreement is deleted in its entirety and replaced with the following:

         "3.1 Entire Agreement. The parties to this Agreement acknowledge that they have concurrently executed the Stockholder Agreement. In any circumstance where there is a conflict between the provisions of the Stockholder Agreement and this Agreement, except as provided in Section 2.13 above, the provisions of the Stockholder Agreement shall prevail, but only so long as the Stockholder Agreement is in force and effect. Capitalized terms not defined herein shall have the meaning set forth in the Stockholder Agreement. Without limiting the generality of the foregoing, this Agreement and the Stockholder Agreement embody the entire agreement between the parties hereto regarding to the subject matter hereof, and shall supersede any and all prior agreements whether written or oral relating to employment and/or Shares of the Company owned by Employee, and shall be binding upon Employee and Employee's heirs, legatees, legal representatives, successors, donees, transferees and assigns, and Employee does hereby authorize and obligate Employee's executors, heirs and legatees to comply with the terms of this Agreement. The parties shall not be bound by or be liable for any statement, representation, promise, inducement or understanding of any kind or nature regarding the subject matter hereof which is not set forth herein. No changes, amendments or modifications of any of the terms or conditions of this document shall be valid unless reduced to writing and signed by all parties hereto, the Company being represented by its President or his designee."


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               10. Section 3.7 of the Employment Agreement is deleted in its entirety and replaced with the following:

         "3.7 Termination. The terms and conditions of Sections 1.0 to 1.4 of this Agreement shall terminate on November 17, 2003."


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               IN WITNESS WHEREOF, the parties hereto have set forth their hand and seal on the day, month and year first above written in multiple originals, each of which shall have the same force and effect as if it were the same original.



WITNESSES:                                  ENERGY PARTNERS, LTD.


/s/ LOIS T. TIBBS                           By: /s/ RICHARD BACHMANN
-----------------------------------             --------------------------------
Name:                                           Name:  Richard Bachmann
                                                Title: President and Chief
/s/ Witness                                             Executive Officer
-----------------------------------
Name:


WITNESSES:


/s/ LOIS T. TIBBS                           By: /s/ RICHARD BACHMANN
-----------------------------------             --------------------------------
Name:                                           Name:  Richard Bachmann, in
                                                       his individual
/s/ Witness                                        capacity
-----------------------------------
Name:


WITNESSES:                                  ACKNOWLEDGED AND AGREED
                                            TO THE TERMS HEREOF:


/s/ LOIS T. TIBBS                           By: /s/ SUSAN D. BACHMANN
-----------------------------------             --------------------------------
Name:                                           Spouse

/s/ Witness
-----------------------------------
Name: